Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
Cadence Resources Corporation
Traverse City, Michigan

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated December 27, 2005, on the financial statements of Cadence Resources Corporation, for the filing with and attachment to the Form 10-KSB/A for the year ending September 30, 2005.

Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

February 6, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com